Exhibit 99.1350CERT

         Certification Pursuant to Section 906 of the Sarbanes Oxley Act

      I, Terry K. Glenn, President of Corporate High Yield Fund IV, Inc. (the "Fund"), certify that:

            1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

            Dated: April 21, 2003


                                              /s/ Terry K. Glenn
                                              ------------------
                                              Terry K. Glenn,
                                              President of
                                              Corporate High Yield Fund IV, Inc.

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Exhibit 99.1350CERT

         Certification Pursuant to Section 906 of the Sarbanes Oxley Act

      I, Donald C. Burke, Chief Financial Officer of Corporate High Yield Fund IV, Inc. (the "Fund"), certify that:

            1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

            Dated: April 21, 2003


                                              /s/ Donald C. Burke
                                              Donald C. Burke,
                                              Chief Financial Officer of
                                              Corporate High Yield Fund IV, Inc.